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                                                                    EXHIBIT 12-a

                       KANSAS CITY POWER & LIGHT COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       AND TO COMBINED FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

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
                                                         12 MONTHS
                                                           ENDED                    YEAR ENDED DECEMBER 31,
                                                         MARCH 31,   -------------------------------------------------
                                                            1996       1995      1994      1993      1992      1991
                                                         ----------  --------  --------  --------  --------  ---------
                                                                            (THOUSANDS)
Net income from continuing operations..................  $  124,222  $122,586  $104,775  $105,772  $ 86,334   $103,893
                                                         ----------  --------  --------  --------  --------   --------
Income taxes and Kansas City earnings tax..............      62,962    67,761    66,901    68,448    52,578     60,520
                                                         ----------  --------  --------  --------  --------   --------
Interest component of rents............................       7,944     8,269     6,732     7,273     6,366      5,075
Interest on long-term debt.............................      53,275    52,184    43,962    50,118    54,266     63,057
Interest on short-term debt............................         687     1,189     1,170       750     2,749      3,299
Other interest expense and amortization................       3,600     3,112     4,128     4,113     2,173      2,665
                                                         ----------  --------  --------  --------  --------   --------
Total fixed charges....................................      65,506    64,754    55,992    62,254    65,554     74,096
                                                         ----------  --------  --------  --------  --------   --------
Earnings before taxes on income and fixed charges......     252,690   255,101   227,668   236,474   204,466    238,509
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------
Ratio of earnings to fixed charges.....................        3.86      3.94      4.07      3.80      3.12       3.22
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------
Preferred dividends....................................       3,942     4,011     3,457     3,153     3,062      6,023
Income taxes required..................................       1,998     2,217     2,207     2,045     1,865      3,508
                                                         ----------  --------  --------  --------  --------   --------
Earnings before income taxes required for preferred
 dividends.............................................       5,940     6,228     5,664     5,198     4,927      9,531
Fixed charges (above)..................................      65,506    64,754    55,992    62,254    65,554     74,096
                                                         ----------  --------  --------  --------  --------   --------
Total combined fixed charges and preferred dividend
 requirements..........................................  $   71,446  $ 70,982  $ 61,656  $ 67,452  $ 70,481    $83,627
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------
Ratio of earnings to combined fixed charges and
 preferred dividend requirements.......................        3.54      3.59      3.69      3.51      2.90       2.85
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------

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